Exhibit 99.1

PRESS RELEASE

Contact Information: Kite Realty Group Trust
Jason Colton
SVP, Capital Markets & Investor Relations
317.713.2762
jcolton@kiterealty.com

Kite Realty Group Trust Reports Substantial Progress on Deleveraging and Disposition Program Along with Strong Second Quarter 2019 Operating Results

Indianapolis, Indiana, August 5, 2019 - Kite Realty Group Trust (NYSE:KRG) (“KRG”) reported today its operating results for the second quarter ended June 30, 2019.
“We are extremely pleased with the progress of Project Focus, our deleveraging and portfolio transformation program,” said John A. Kite, Chairman and CEO. “As of today, we have closed on $415 million in asset sales, using the proceeds to pay down debt and lower our leverage to a net-debt-to-EBITDA ratio of 6.0x. This is a major milestone for our Company, and we reached this point well ahead of schedule.”

“Our transactions team has done a great job getting us to this point, while our operations team is simultaneously firing on all cylinders. Our leasing volume is up 40% year-over-year, and our big box program continues to deliver results. We look forward to continuing our outperformance in the second half of the year.”

Financial Highlights

▪
Realized net loss attributable to common shareholders of $1.8 million, or $0.02 per common share, for the second quarter and realized net income attributable to common shareholders of $3.9 million, or $0.05 per common share, for the six months ending June 30, 2019.

▪
Generated Funds from Operations of the Operating Partnership as adjusted (FFO) of $36.7 million, or $0.43 per diluted common share, for the second quarter and generated FFO of $75.0 million, or $0.87 per diluted common share, for the six months ending June 30, 2019.

▪	Increased Same-Property Net Operating Income (NOI) by 1.7%. Combined with our first quarter results, Same-Property NOI grew by 1.8% through June 30, 2019.

Portfolio Operations

▪	Retail leased percentage was 95.1%, an increase of 10 basis points sequentially.

▪	Small shop leased percentage was 92.0%, an increase of 40 basis points sequentially.

▪	Annualized base rent (ABR) for the operating retail portfolio was $17.35, an increase of $0.19 sequentially.

▪	Executed 81 new and renewal leases during the second quarter, representing a total of 500,992 square feet, which includes 2 big box leases representing approximately 43,000 square feet.

▪	GAAP leasing spreads of 25.4% (18.2% cash basis) on 21 comparable new leases, 10.5% (5.9% cash basis) on 48 comparable renewals and 14.0% (8.7% cash basis) on a blended basis.

▪	Executed 176 new and renewal leases, representing over 1.1 million square feet, through June 30, 2019.

Transactions

▪	Sold 8 non-core assets for a total of $244 million in second quarter.

▪	Subsequent to quarter end, sold an additional 5 non-core assets for $157 million.

▪	Total non-core asset sales year to date of $415 million.

Balance Sheet
KRG currently has zero debt maturing through 2020. As of June 30, the debt portfolio had a weighted average maturity of 5.7 years and a weighted average interest rate of 4.16%.

As of June 30, 2019, KRG’s net-debt-to-EBITDA ratio was 6.4x. Factoring in the asset sales and corresponding debt paydown subsequent to quarter end, KRG’s proforma net-debt-to-EBITDA is 6.0x, and there is zero outstanding on our corporate line of credit.

Guidance
KRG is updating previously provided guidance of 2019 FFO from $1.66 - $1.76 per share to $1.61 - $1.69 per share. The decrease of $0.06 cents of FFO per share at the midpoint is solely related to the company’s outperformance with respect to the accelerated timing of the deleveraging and disposition program.
The key assumption changes are:

	Previous	Current	Change at Midpoint
SP NOI Growth	1.25% - 2.25%	1.50% - 2.50%	0.25%
Pre-disposition 2019 FFO Guidance	1.76 - 1.82	1.76 - 1.82	0.00
2019 Dispositions	$350M - $500M	$415M - $500M	$32M
Disposition Wtd Avg Sales Date	Late August	Early July
Net Impact of 2019 Dispositions in 2019	(0.10) - (0.06)	(0.15) - (0.13)[1,2]	(0.06)
2019 FFO Guidance	1.66 - 1.76	1.61 - 1.69	(0.06)

2019 Dispositions Net Impact Annualized	(0.29) - (0.20)	(0.29) - (0.25)[1,2]

(1) Disposition NOI less anticipated interest savings based on weighted-average sale date of July 2019.
(2) Low end of range assumes $500 million in proceeds while high end of range assumes $415 million in proceeds.

Earnings Conference Call
Kite Realty Group Trust will conduct a conference call to discuss its financial results on Tuesday, August 6, 2019, at 10:00 a.m. Eastern Time. A live webcast of the conference call will be available on KRG’s corporate website at www.kiterealty.com. The dial-in numbers are (844) 309-0605 for domestic callers and (574) 990-9933 for international callers (passcode 6769276). In addition, a webcast replay link will be available on the corporate website.
About Kite Realty Group Trust
Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust (REIT) that provides communities with convenient and beneficial shopping experiences. We connect consumers to retailers in desirable markets through our portfolio of neighborhood, community, and lifestyle centers. Using operational, development, and redevelopment expertise, we continuously optimize our portfolio to maximize value and return to our shareholders. For more information, please visit our website at kiterealty.com.

Safe Harbor
Certain statements in this document that are not historical fact may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to: national and local economic, business, real estate and other market conditions, particularly in light of low growth in the U.S. economy as well as economic uncertainty caused by fluctuations in the prices of oil and other energy sources and inflationary trends or outlook; the risk that KRG may not be able to successfully complete the planned dispositions on favorable terms - or at all; financing risks, including the availability of, and costs associated with, sources of liquidity; KRG’s ability to refinance, or extend the maturity dates of, its indebtedness; the level and volatility of interest rates; the financial stability of tenants, including their ability to pay rent and the risk of tenant bankruptcies; the competitive environment in which KRG operates; acquisition, disposition, development and joint venture risks; property ownership and management risks; KRG’s ability to maintain its status as a real estate investment trust for federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property KRG owns; the impact of online retail competition and the perception that such competition has on the value of shopping center assets; risks related to the geographical concentration of KRG’s properties in Florida, Indiana and Texas; insurance costs and coverage; risks associated with cybersecurity attacks and the loss of confidential information and other business interruptions; and other factors affecting the real estate industry generally. KRG refers you to the documents filed by KRG from time to time with the SEC, specifically the section titled “Risk Factors” in KRG’s and the Operating Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which discuss these and other factors that could adversely affect KRG’s results. KRG undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Kite Realty Group Trust
Consolidated Balance Sheets
(Unaudited)

($ in thousands)
	June 30, 2019	December 31, 2018
Assets:
Investment properties, at cost	$3,386,780	$3,641,120
Less: accumulated depreciation	(697,005)	(699,927)
	2,689,775	2,941,193

Cash and cash equivalents	35,842	35,376
Tenant and other receivables, including accrued straight-line rent of $30,823 and $31,347, respectively	51,965	58,059
Restricted cash and escrow deposits	23,692	10,130
Deferred costs and intangibles, net	85,056	95,264
Prepaid and other assets	37,296	12,764
Investments in unconsolidated subsidiaries	12,692	13,496
Assets held for sale	—	5,731
Total Assets	$2,936,318	$3,172,013
Liabilities and Shareholders’ Equity:
Mortgage and other indebtedness, net	$1,376,612	$1,543,301
Accounts payable and accrued expenses	66,600	85,934
Deferred revenue and other liabilities	94,439	83,632
Total Liabilities	1,537,651	1,712,867
Commitments and contingencies
Limited Partners’ interests in the Operating Partnership and other redeemable noncontrolling interests	45,306	45,743
Shareholders’ Equity:
Kite Realty Group Trust Shareholders’ Equity:
Common Shares, $.01 par value, 225,000,000 shares authorized, 83,960,346 and 83,800,886 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	840	838
Additional paid in capital	2,079,868	2,078,099
Accumulated other comprehensive loss	(15,892)	(3,497)
Accumulated deficit	(712,153)	(662,735)
Total Kite Realty Group Trust Shareholders’ Equity	1,352,663	1,412,705
Noncontrolling Interests	698	698
Total Equity	1,353,361	1,413,403
Total Liabilities and Shareholders' Equity	$2,936,318	$3,172,013

Kite Realty Group Trust
Consolidated Statements of Operations
For the Three and Six Months Ended June 30, 2019 and 2018
(Unaudited)

($ in thousands, except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue:
Rental income	$79,795	$85,846	$162,152	$174,667
Other property related revenue	1,594	4,927	2,649	4,507
Fee income	91	963	194	2,325
Total revenue	81,480	91,736	164,995	181,499
Expenses:
Property operating	11,468	12,621	22,898	25,091
Real estate taxes	9,929	10,392	20,135	21,146
General, administrative, and other	7,037	5,553	13,814	11,499
Depreciation and amortization	34,713	40,451	69,348	79,006
Impairment charges	25,107	14,777	29,184	38,847
Total expenses	88,254	83,794	155,379	175,589
Gain on sale of operating properties, net	24,092	7,829	30,679	8,329
Operating income	17,318	15,771	40,295	14,239
Interest expense	(16,124)	(16,746)	(32,582)	(33,084)
Income tax benefit of taxable REIT subsidiary	66	28	148	51
Loss on debt extinguishment	(2,577)	—	(2,577)	—
Equity in loss of unconsolidated subsidiary	(238)	—	(665)	—
Other expense, net	(142)	(115)	(328)	(265)
Net (loss) income	(1,697)	(1,062)	4,291	(19,059)
Net income attributable to noncontrolling interests	(99)	(304)	(372)	(225)
Net (loss) income attributable to Kite Realty Group Trust common shareholders	$(1,796)	$(1,366)	$3,919	$(19,284)

(Loss) income per common share - basic and diluted	$(0.02)	$(0.02)	0.05	(0.23)

Weighted average common shares outstanding - basic	83,938,961	83,672,896	83,891,584	83,651,402
Weighted average common shares outstanding - diluted	83,938,961	83,672,896	84,017,762	83,651,402
Cash dividends declared per common share	$0.3175	$0.3175	$0.6350	$0.6350

Kite Realty Group Trust
Funds From Operations
For the Three and Six Months Ended June 30, 2019 and 2018
(Unaudited)

($ in thousands, except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Funds From Operations
Consolidated net (loss) income	$(1,697)	$(1,062)	$4,291	$(19,059)
Less: net income attributable to noncontrolling interests in properties	(132)	(343)	(264)	(694)
Less: gain on sales of operating properties	(24,092)	(7,829)	(30,679)	(8,329)
Add: impairment charges	25,107	14,777	29,184	38,847
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	34,954	40,178	69,853	78,457
FFO of the Operating Partnership[1]	34,140	45,721	72,385	89,222
Less: Limited Partners' interests in FFO	(819)	(1,119)	(1,737)	(2,141)
FFO attributable to Kite Realty Group Trust common shareholders[1]	$33,321	$44,602	$70,648	$87,081
FFO, as defined by NAREIT, per share of the Operating Partnership - basic and diluted	$0.40	$0.53	$0.84	$1.04

FFO of the Operating Partnership[1]	$34,140	$45,721	$72,385	$89,222
Add: loss on debt extinguishment	2,577	—	2,577	—
FFO, as adjusted, of the Operating Partnership	$36,717	$45,721	$74,962	$89,222
FFO, as adjusted, per share of the Operating Partnership - basic and diluted	$0.43	$0.53	$0.87	$1.04

Weighted average common shares outstanding - basic	83,938,961	83,672,896	83,891,584	83,651,402
Weighted average common shares outstanding - diluted	84,064,507	83,722,444	84,017,762	83,694,898
Weighted average common shares and units outstanding - basic	86,051,797	85,739,745	85,982,324	85,691,306
Weighted average common shares and units outstanding - diluted	86,177,343	85,789,293	86,108,502	85,734,802

FFO, as defined by NAREIT, per diluted share/unit
Consolidated net (loss) income	$(0.02)	$(0.01)	$0.05	$(0.22)
Less: net income attributable to noncontrolling interests in properties	—	—	—	(0.01)
Less: gain on sales of operating properties	(0.28)	(0.09)	(0.36)	(0.10)
Add: impairment charges	0.29	0.17	0.34	0.45
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	0.41	0.46	0.81	0.92
FFO, as defined by NAREIT, of the Operating Partnership per diluted share/unit[1]	$0.40	$0.53	$0.84	$1.04

Add: loss on debt extinguishment	0.03	—	0.03	—
FFO, as adjusted, of the Operating Partnership per diluted share/unit	$0.43	$0.53	$0.87	$1.04

____________________
1
“FFO of the Operating Partnership" measures 100% of the operating performance of the Operating Partnership’s real estate properties. “FFO attributable to Kite Realty Group Trust common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.

Funds from Operations (FFO) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO, a non-GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts ("NAREIT"), as restated in 2018. The NAREIT white paper defines FFO as net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments, and after adjustments for unconsolidated partnerships and joint ventures.
Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO (a) should not be considered as an alternative to net income (calculated in accordance with GAAP) for the purpose of measuring our financial performance, (b) is not an alternative to cash flow from operating activities (calculated in accordance with GAAP) as a measure of our liquidity, and (c) is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. Our computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. For informational purposes, we have also provided FFO adjusted for loss on debt extinguishment.

Kite Realty Group Trust
Same Property Net Operating Income
For the Three and Six Months Ended June 30, 2019 and 2018
(Unaudited)

($ in thousands)
	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	% Change	2019	2018	% Change
Number of properties for the quarter[1]	93	93

Leased percentage at period end	95.1%	93.8%		95.1%	93.8%
Economic Occupancy percentage[2]	92.4%	93.0%		92.3%	93.1%

Minimum rent	$53,549	$53,263		$110,694	$109,808
Tenant recoveries	15,231	14,966		31,808	31,174
Bad debt	(424)	(513)		(988)	(866)
Other income	364	260		747	552
	68,720	67,976		142,261	140,668

Property operating expenses	(8,440)	(8,772)		(17,328)	(17,870)
Real estate taxes	(8,942)	(8,743)		(18,483)	(18,203)
	(17,382)	(17,515)		(35,811)	(36,073)
Same Property NOI[3]	$51,338	$50,461	1.7%	$106,450	$104,595	1.8%

Reconciliation of Same Property NOI to Most Directly Comparable GAAP Measure:
Net operating income - same properties	$51,338	$50,461		$106,450	$104,595
Net operating income - non-same activity[4]	8,654	17,299		15,318	28,342
Other (expense) income, net	(223)	876		(651)	2,111
General, administrative and other	(7,037)	(5,553)		(13,814)	(11,499)
Loss on debt extinguishment	(2,577)	—		(2,577)	—
Impairment charges	(25,107)	(14,777)		(29,184)	(38,847)
Depreciation and amortization expense	(34,713)	(40,451)		(69,348)	(79,006)
Interest expense	(16,124)	(16,746)		(32,582)	(33,084)
Gains on sales of operating properties	24,092	7,829		30,679	8,329
Net income attributable to noncontrolling interests	(99)	(304)		(372)	(225)
Net (loss) income attributable to common shareholders	$(1,796)	$(1,366)		$3,919	$(19,284)

____________________
1
Same Property NOI excludes (i) The Corner, Courthouse Shadows, Glendale Town Center, and Hamilton Crossing redevelopments, (ii) the recently completed City Center, Fishers Station, and Rampart Commons redevelopments and (iii) office properties.

2
Excludes leases that are signed but for which tenants have not yet commenced the payment of cash rent. Calculated as a weighted average based on the timing of cash rent commencement and expiration during the period.

3
Same Property NOI excludes net gains from outlot sales, straight-line rent revenue, lease termination fees, amortization of lease intangibles, fee income and significant prior period expense recoveries and adjustments, if any.

4	Includes non-cash activity across the portfolio as well as net operating income from properties not included in the same property pool including properties sold during both periods.
The Company uses same property NOI ("Same Property NOI"), a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI excludes properties that have not been owned for the full period presented. It also excludes net gains from outlot sales, straight-line rent revenue, lease termination fees, amortization of lease intangibles and significant prior period expense recoveries and adjustments, if any. The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned and fully operational for the full quarters presented. The Company believes such presentation eliminates disparities in net income due to the acquisition or disposition of properties during the particular quarters presented and thus provides a more consistent comparison of our properties. The year-to-date results represent the sum of the individual quarters, as reported.
NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of our financial performance. Our computation of NOI and Same Property NOI may differ from the methodology used by other REITs, and therefore may not be comparable to such other REITs.
When evaluating the properties that are included in the same property pool, the Company has established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the same property pool when there is a full quarter of operations in both years subsequent to the acquisition date. Development and redevelopment properties are included in the same property pool four full quarters after the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the same property pool when the execution of a redevelopment plan is likely and the Company begins recapturing space from tenants. For the quarter ended June 30, 2019, the Company excluded four redevelopment properties and three recently completed redevelopments from the same property pool that met these criteria and were owned in both comparable periods.